Media Contact:	Sabrena E. Tufts 441.294.6377
Investor Contact:	Jonathan J.R. Dodd 441.294.6355

For Immediate Release

QUANTA ANNOUNCES CHANGE IN HURRICANE KATRINA AND RITA ESTIMATES AND INITIAL HURRICANE WILMA ESTIMATES

HAMILTON, Bermuda – October 26, 2005 – Quanta Capital Holdings Ltd. (NASDAQ: QNTA) today announced an update of its preliminary loss estimates for hurricanes Katrina and Rita. We now believe that our total estimated net losses, which will be reflected in our third quarter results, are expected to be approximately $68.5 million, including reinstatement premiums.

Hurricane Wilma will have an impact on our results for the fourth quarter of 2005, especially in our property reinsurance and technical risk property business lines. At this time, we estimate that net losses will be between approximately $8 million and $15 million.

The change in our estimate for hurricanes Katrina and Rita arises out of increases in losses reported by our reinsurance customers and additional information from loss adjusters in our primary insurance business. The estimate for hurricane Wilma is derived from a review of our potential exposure to that event and is not based on actual reported losses. We note that there is still substantial uncertainty around all of these estimates and that we will not know our exact losses for some time. As a result, our loss reserves may move positively or negatively depending upon actual losses reported.

The Company will report its 2005 third quarter financial results on Monday, October 31, 2005 after the market close. The company's management will host a conference call to discuss these results on Tuesday, November 1, 2005, at 9 a.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Quanta's website at www.quantaholdings.com. A replay of the teleconference will be available from 11:00 a.m. Eastern Time on November 1, 2005 until November 8, 2005. To listen to the replay, please dial 888-286-8010 (International callers dial 617-801-6888) and enter #71185094. The webcast will be available online at www.quantaholdings.com for one month following the call.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United Kingdom, Ireland and the United States, Quanta focuses on writing coverage for specialized classes of risk through a team of technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise.

The statements in this press release may include forward-looking statements within the meaning of the federal securities law, including the effect of claims resulting from hurricanes Katrina, Rita and Wilma on the Company's results of operations. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations stated or implied will be achieved. As forward-looking statements, these statements involve risks, uncertainties, and other factors that cause actual results to differ materially from the expected results. Among other things, these forward looking statements could be affected by the size and complexity of the Katrina, Rita and Wilma hurricanes, uncertainty around the industry loss estimates, potential legal and regulatory developments, number of insureds affected by these hurricanes, the information provided to the Company with respect to these losses, the amount and timing of losses actually incurred and reported by insureds to insurers and subsequently, to reinsurers such as the Company, the preliminary nature of the information received to date, the amount and timing of the reinsurance recoverables and reimbursements actually received, a decline in our ratings with rating agencies and the occurrence of natural and man-made disasters. These factors and the ones detailed in the Company's filings with the U.S. Securities and Exchange Commission should not be construed as exhaustive. In addition, the Company assumes no obligation to update or supply forward-looking statements to reflect subsequent events for circumstances.